UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Item 6. Resignation of Registrant’s Directors

Catalina Marketing Corporation today announced that Philip B. Livingston has resigned from the company’s board of directors effective immediately, decreasing the board to seven members. Mr. Livingston was elected to the board on September 12, 2003 and served as a member of the audit committee.

Item 7. Exhibits and Financial Statements

     (c) Exhibit 99.1 – Press Release

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

March 18, 2004	CATALINA MARKETING CORPORATION (Registrant)
/s/ Christopher W. Wolf
Christopher W. Wolf
Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)

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Exhibit Index

Exhibit Number	Description
99.1	Press Release

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